Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

UWM Holdings Corporation, formerly Gores Holdings IV, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

Denver, Colorado

January 25, 2021